Exhibit 99.1
NVR, INC. ANNOUNCES SECOND QUARTER RESULTS
July 19, 2019, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2019 of $210,209,000, or $53.09 per diluted share. Net income and diluted earnings per share for the second quarter ended June 30, 2019 increased 3% and 8%, respectively, when compared to 2018 second quarter net income of $203,174,000, or $49.05 per diluted share. Consolidated revenues for the second quarter of 2019 totaled $1,800,194,000, a 1% increase from $1,787,305,000 in the second quarter of 2018.
For the six months ended June 30, 2019, consolidated revenues were $3,487,205,000, a 5% increase from $3,316,719,000 reported for 2018. Net income for the six months ended June 30, 2019 was $398,615,000, an increase of 8% when compared to the six months ended June 30, 2018. Diluted earnings per share for the six months ended June 30, 2019 was $100.61, an increase of 14% from $88.31 per diluted share for 2018.
Homebuilding
New orders in the second quarter of 2019 increased by 6% to 5,239 units, when compared to 4,964 units in the second quarter of 2018. The average sales price of new orders in the second quarter of 2019 was $358,600, a decrease of 5% when compared with the second quarter of 2018. The decrease in the average sales price is primarily due to a continued shift to smaller, lower priced products, as well as a shift to markets with lower average sales prices. Settlements increased in the second quarter of 2019 to 4,720 units, which was 2% higher than the second quarter of 2018. The Company’s backlog of homes sold but not settled as of June 30, 2019 decreased on a unit basis by 6% to 9,530 units and decreased on a dollar basis by 9% to $3,516,505,000 when compared to June 30, 2018.
Homebuilding revenues of $1,757,448,000 in the second quarter of 2019 were relatively flat compared to the second quarter of 2018. Gross profit margin in the second quarter of 2019 decreased to 18.9%, compared to 19.1% in the second quarter of 2018. Income before tax from the homebuilding segment totaled $219,650,000 in the second quarter of 2019, a decrease of 2% when compared to the second quarter of 2018.
Mortgage Banking
Mortgage closed loan production in the second quarter of 2019 totaled $1,231,039,000, an increase of 1% when compared to the second quarter of 2018. Income before tax from the mortgage banking segment totaled $25,062,000 in the second quarter of 2019, an increase of 37% when compared to $18,320,000 in the second quarter of 2018. The increase in income before tax is primarily due to a 16% increase in mortgage banking fees, resulting from an increase in secondary marketing gains and the timing of loan sales.
About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-two metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Homebuilding:
Revenues	$1,757,448	$1,750,463	$3,400,654	$3,240,556
Other income	5,833	2,164	11,570	4,141
Cost of sales	(1,425,388)	(1,416,797)	(2,764,194)	(2,628,743)
Selling, general and administrative	(112,210)	(106,517)	(227,944)	(212,064)
Operating income	225,683	229,313	420,086	403,890
Interest expense	(6,033)	(6,047)	(12,026)	(12,054)
Homebuilding income	219,650	223,266	408,060	391,836

Mortgage Banking:
Mortgage banking fees	42,746	36,842	86,551	76,163
Interest income	2,737	2,915	5,570	5,008
Other income	681	641	1,220	1,165
General and administrative	(20,834)	(21,796)	(37,592)	(41,031)
Interest expense	(268)	(282)	(490)	(557)
Mortgage banking income	25,062	18,320	55,259	40,748

Income before taxes	244,712	241,586	463,319	432,584
Income tax expense	(34,503)	(38,412)	(64,704)	(63,361)

Net income	$210,209	$203,174	$398,615	$369,223

Basic earnings per share	$58.20	$55.90	$110.43	$101.03

Diluted earnings per share	$53.09	$49.05	$100.61	$88.31

Basic weighted average shares outstanding	3,612	3,635	3,610	3,655

Diluted weighted average shares outstanding	3,959	4,142	3,962	4,181

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Homebuilding:
Cash and cash equivalents	$860,956	$688,783
Restricted cash	20,403	16,982
Receivables	28,943	18,641
Inventory:
Lots and housing units, covered under sales agreements with customers	1,199,015	1,076,904
Unsold lots and housing units	132,667	115,631
Land under development	46,725	38,857
Building materials and other	19,321	21,718
	1,397,728	1,253,110

Contract land deposits, net	409,754	396,177
Property, plant and equipment, net	48,279	42,234
Operating lease right-of-use assets	65,027	—
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	185,727	184,004
	3,058,397	2,641,511
Mortgage Banking:
Cash and cash equivalents	21,363	23,092
Restricted cash	3,393	3,071
Mortgage loans held for sale, net	462,693	458,324
Property and equipment, net	6,240	6,510
Operating lease right-of-use assets	14,078	—
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	29,729	26,078
	544,843	524,422
Total assets	$3,603,240	$3,165,933

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2019	December 31, 2018
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$309,419	$244,496
Accrued expenses and other liabilities	299,466	332,871
Customer deposits	146,207	138,246
Operating lease liabilities	72,360	—
Senior notes	597,991	597,681
	1,425,443	1,313,294
Mortgage Banking:
Accounts payable and other liabilities	43,387	44,077
Operating lease liabilities	14,971	—
	58,358	44,077
Total liabilities	1,483,801	1,357,371

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both June 30, 2019 and December 31, 2018	206	206
Additional paid-in capital	1,962,156	1,820,223
Deferred compensation trust – 107,295 and 107,340 shares of NVR, Inc. common stock as of June 30, 2019 and December 31, 2018, respectively	(16,912)	(16,937)
Deferred compensation liability	16,912	16,937
Retained earnings	7,429,948	7,031,333
Less treasury stock at cost – 16,911,734 and 16,977,499 shares as of June 30, 2019 and December 31, 2018, respectively	(7,272,871)	(7,043,200)
Total shareholders' equity	2,119,439	1,808,562
Total liabilities and shareholders' equity	$3,603,240	$3,165,933

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,322	2,414	4,766	4,917
North East (2)	364	365	677	736
Mid East (3)	1,276	1,142	2,490	2,438
South East (4)	1,277	1,043	2,445	2,047
Total	5,239	4,964	10,378	10,138

Average new order price	$358.6	$376.3	$362.7	$377.3

Settlements (units)
Mid Atlantic (1)	2,326	2,239	4,469	4,165
North East (2)	314	354	617	655
Mid East (3)	1,097	1,092	2,127	1,971
South East (4)	983	926	2,000	1,716
Total	4,720	4,611	9,213	8,507

Average settlement price	$372.3	$379.6	$369.1	$380.9

Backlog (units)
Mid Atlantic (1)			4,445	4,976
North East (2)			623	763
Mid East (3)			2,169	2,365
South East (4)			2,293	2,058
Total			9,530	10,162

Average backlog price			$369.0	$380.0

New order cancellation rate	13%	13%	14%	13%
Community count (average)	470	480	460	483
Lots controlled at end of period			101,400	94,200

Mortgage banking data:
Loan closings	$1,231,039	$1,214,101	$2,372,037	$2,223,774
Capture rate	89%	87%	89%	87%

Common stock information:
Shares outstanding at end of period			3,643,596	3,628,515
Number of shares repurchased	29,826	42,112	111,655	158,380
Aggregate cost of shares repurchased	$87,980	$126,296	$304,479	$483,538

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com